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                                                Filed pursuant to Rule 424(b)(3)
                                                      Registration No. 333-79161


                              PAPER WAREHOUSE, INC.

                      SUPPLEMENT DATED OCTOBER 29, 1999 TO

                         PROSPECTUS DATED JULY 15, 1999
                          AS SUPPLEMENTED JULY 16, 1999


The following has been added to the cover page of the prospectus by sticker:

         PAPER WAREHOUSE, INC.
         Supplement dated October 29, 1999
         to Prospectus dated July 15, 1999

         After the initial public offering,
         Miller & Schroeder may change the
         offering price, concession and discount.